UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-31233	41-1771227
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices and zip code)

Registrants telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2004, PEMSTAR INC. notified the Nasdaq Stock Market that due to PEMSTAR’s failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, PEMSTAR is not in compliance with the public information requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14).

As anticipated, PEMSTAR received a Nasdaq staff determination letter on November 16, 2004 indicating that PEMSTAR fails to comply with Rule 4310(c)(14) as described above, and that its securities are, therefore, subject to delisting from the Nasdaq Stock Market. PEMSTAR intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination.

PEMSTAR’s auditors are working diligently to file PEMSTAR’s Quarterly Report on Form 10-Q. Once the Form 10-Q is filed, PEMSTAR plans to contact Nasdaq and request termination of the delisting process. While there can be no assurance that the Nasdaq hearings committee will grant PEMSTAR’s request, PEMSTAR anticipates that the Nasdaq delisting process will be terminated after filing of the Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 19, 2004

PEMSTAR INC.

By:	/s/ Gregory S. Lea
Gregory S. Lea, Executive Vice
President and Chief Financial Officer